UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2018

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0- 398 (Commission File Number)	56- 0292920 (IRS Employer Identification No.)
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of Principal Executive Offices) Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

❑	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

❑	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 20, 2018, Snyder’s-Lance, Inc., a North Carolina corporation (the “Company”), filed a definitive proxy statement (the “proxy statement”) with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meeting of the Company’s shareholders scheduled to be held on March 23, 2018 (the “special meeting”), where shareholders will vote on (1) a proposal to approve the agreement and plan of merger, dated as of December 18, 2017, entered into among the Company, Campbell Soup Company, a New Jersey corporation (“Campbell”), and Twist Merger Sub, Inc., a North Carolina corporation and indirect wholly owned subsidiary of Campbell (“Merger Sub”), including the plan of merger included therein, each as may be amended from time to time (together, the “merger agreement”), pursuant to which, Campbell will acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the merger agreement, with the Company continuing as the surviving entity following the merger and as an indirect wholly owned subsidiary of Campbell (the “merger”); (2) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement; and (3) a proposal to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers that is based on or otherwise relates to the merger, which they will or may be entitled to receive from the Company (or its successor), as described in the section of the proxy statement entitled “The Merger—Interests of the Directors and Executive Officers in the Merger.”

Legal Proceedings

Four putative class action lawsuits related to the proposed merger were filed by purported shareholders of the Company. These lawsuits (together, the “Actions”) captioned Shaev v. Snyder’s-Lance, Inc., et al. (Case No.3:18-cv-00039) (the “Shaev Action”), Sciabacucchi v. Snyder’s-Lance, Inc., et al. (Case No. 3:18-cv-00049-RJCDCK) (the “Sciabacucchi Action”), Kendall v. Snyder’s-Lance, Inc., et al. (Case No. 3:18-cv-00051) (the “Kendall Action”), and Daniel v. Snyder’s-Lance, Inc., et al. (Case No. 3:18-cv-00058) (the “Daniel Action”) were filed in the United States District Court for the Western District of North Carolina on January 25, 2018, January 29, 2018, January 30, 2018, and January 31, 2018, respectively. The Actions name as defendants the Company and the members of the Board, and allege that the defendants filed a materially incomplete and misleading proxy statement on Schedule 14A in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SEC Rule 14a-9. Additionally, the Sciabacucchi Action names Campbell as a defendant, and alleges that Campbell violated Section 20(a) of the Exchange Act. The Kendall Action seeks to enjoin the shareholder vote on the proposed merger, and the Shaev, Sciabacucchi, and Daniel Actions seek to enjoin the defendants from proceeding with or consummating the proposed merger or, in the event the merger is consummated, request that the Court issue an order rescinding the merger and/or awarding rescissory damages. Additionally, the Shaev and Kendall Actions seek that the Court direct defendants to account for alleged damages, and all the Actions seek attorneys’ and expert fees and expenses. The time for the defendants to move or answer has not yet expired in any of the Actions.

We believe that the claims asserted in the Actions are without merit. However, in order to alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to our shareholders, we and the other named defendants in the Actions signed a memorandum of understanding to settle Plaintiff’s individual claims, pursuant to which the Company is providing the additional disclosures set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Actions that any additional disclosure was or is required. These supplemental disclosures will not affect the merger consideration to be paid to shareholders of the Company in connection with the merger or the timing of the special meeting of our shareholders scheduled for March 23, 2018 at 9:00 a.m., Eastern Time, at The Ballantyne Hotel & Lodge, York Room, 10000 Ballantyne Commons Parkway, Charlotte, NC 28277.

Supplemental Disclosures

We are providing certain additional disclosures that are supplemental to those contained in the proxy statement previously mailed to you. This supplemental information should be read in conjunction with the proxy statement, which we urge you to read in its entirety. To the extent that information herein differs from or updates information contained in the proxy statement, the information contained herein is more current. Defined terms used but not defined herein have the meanings set forth in the proxy statement. Paragraph references used herein refer to the proxy statement prior to any additions or deletions resulting from the supplemental disclosures. Underlined text shows text being added to a referenced disclosure in the proxy statement in the case of any disclosure that is replaced and supplemented.   The additional disclosures are as follows:

(1) Supplement to “The Merger—Background of the Merger”

The following disclosure amends and restates the twenty-third paragraph under the heading “The Merger—Background of the Merger” on page 28 of the proxy statement:

On October 25, 2017, Mr. Pease provided a representative of Company A with a draft mutual confidentiality agreement containing a standstill provision restricting Company A from, among other things, purchasing the Company’s common stock or taking any other actions that may lead to a business combination unless our Board in advance approves such activities in writing. On October 30, 2017, the Company and Company A entered into the mutual confidentiality agreement containing a standstill provision, which standstill provision expired in accordance with its terms when we signed the merger agreement with Campbell. Other than Campbell and Company A, none of the other parties involved in the sale process entered into a confidentiality agreement with the Company.

(2) Supplement to “The Merger—Unaudited Prospective Financial Information”

The following disclosure amends and restates the table following the seventh paragraph under the heading “The Merger— Unaudited Prospective Financial Information” on page 43 of the proxy statement:

Income Statement Projections(1)	2017	2018	2019	2020
Net sales	$2,234	$2,254	$2,319	$2,363
Gross profit	$832	$877	$967	$1,004
EBITDA(2)	$320	$364	$438	$461
Earnings per share	$1.21	$1.47	$1.91	$2.05
Unlevered Free Cash Flow(3)	$149	$161	$210	$254

(1) Individual components may not add to total presented due to rounding.

(2) EBITDA is defined as net income, less other income, plus interest expense, plus tax expense, and plus depreciation and amortization.

(for the year ending of each year, dollars in millions):	2017	2018	2019	2020
Net Income	$117	$146	$192	$208
Less: Other Income	$(2)	$(2)	$(3)	$(3)
Plus: Interest Expense	$38	$35	$35	$35
Plus: Tax Expense	$63	$79	$104	$112
Plus: Depreciation and Amortization	$104	$107	$111	$110
EBITDA	$320	$364	$438	$461

(3) Unlevered Free Cash Flow represents Earnings before Interest and Income Taxes less unlevered income tax expense, plus depreciation and amortization, less capital expenditures, and changes in net working capital accounts (in each case based on income statement, balance sheet and cash flow data provided by the Company as part of the Transformation Plan). The most comparable GAAP measure is Earnings before Interest and Income Taxes. The table below shows the reconciliation of Earnings before Interest and Income Taxes to Unlevered Free Cash Flow.

(for the year ending of each year, dollars in millions):	2017	2018	2019	2020
EBIT	$216 (a)	$258	$328	$351
Plus: Depreciation and Amortization	$104	$107	$111	$110
EBITDA	$320	$364	$438	$461
Less: Unlevered Income Taxes	$(76)	$(91)	$(116)	$(124)
Less: Working Capital Changes	$2	$(15)	$(4)	$(5)
Less: Capital Expenditures	$(97)	$(97)	$(109)	$(79)
Unlevered Free Cash Flow	$149	$161	$210	$254

(a)	Earnings before Interest and Income Taxes for fiscal year 2017 is adjusted to exclude special items.

(3) Supplement to “The Merger—Opinion of Goldman Sachs & Co. LLC”

The following disclosure amends and restates the second paragraph under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC —Implied Premia and Multiple Analyses” on page 45 of the proxy statement:

Goldman Sachs calculated the implied equity value of the Company, which is referred to as the “Implied Equity Value” by multiplying the $50.00 per share by the total number of fully diluted shares of Company common stock outstanding as of December 15, 2017, including the additional equity that is expected to vest as a result of the proposed transaction, calculated using information provided by the Company’s management. Goldman Sachs then calculated the adjusted implied enterprise value for the Company, which is referred to as the “Adjusted Implied Enterprise Value,” by adding to the Implied Equity Value the Company’s net debt of $1,138 million (defined for this purpose as the Company’s debt of $1,175 million plus the Company’s cash payment obligations in respect of its performance share units of $6 million less cash of $23 million and minority interest of $20 million) as of September 30, 2017 and subtracting the book value of the Company’s equity investments of $11 million as of September 30, 2017, all as provided by the Company’s management.

The following disclosure amends and restates the first paragraph under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC —Implied Present Value of Future Share Price Analyses —EPS” on page 47 of the proxy statement:

In addition, using the Company Forecasts, Goldman Sachs derived a range of theoretical future values per share of Company common stock as of December 31, 2019, by applying a range of illustrative multiples of share price/EPS for the next twelve-month period, which is referred to as “NTM EPS,” of 20.1x, to 25.6x to an estimate of the Company’s EPS for the following year, as reflected in the Company Forecasts. Using an illustrative discount rate of 7.2% (reflecting an estimate of the Company’s cost of equity, derived by application of the capital asset pricing model, which incorporates a beta for the company, as well as certain financial metrics for the United States markets generally), Goldman Sachs discounted to present value as of December 13, 2017, the range of theoretical future values per share of Company common stock it derived as of December 31, 2019, together with the estimated dividends per share estimated to be paid of $0.16 per quarter as provided by the Company’s management from December 13, 2017 through that date as reflected in the Company Forecasts. These calculations yielded a range of illustrative present values per share of Company common stock of  $37.45 to $47.25.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on February 20, 2018, and has filed other relevant materials regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Company first mailed the Definitive Proxy Statement to shareholders of the Company on February 20, 2018. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Company’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other relevant materials filed with the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials in connection with the transaction filed with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the Definitive Proxy Statement. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC.
Date: March 12, 2018

	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary